UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  September 11, 2019

AMPHENOL CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	APH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 11, 2019, Amphenol Corporation (the “Company”) announced the results of the previously announced cash tender offers for any and all of the Company’s outstanding 3.125% Senior Notes due 2021 (the “2021 Notes”) and any and all of the Company’s outstanding 4.000% Senior Notes due 2022 (the “2022 Notes,” and together with the 2021 Notes, the “Notes”). The tender offers expired at 5:00 p.m., New York City time, on September 10, 2019.

On September 11, 2019, the Company accepted for payment a total of $147,265,000 aggregate principal amount of the 2021 Notes, or 39.27% of the aggregate principal amount of the 2021 Notes outstanding and a total of $204,998,000 aggregate principal amount of the 2022 Notes, or 41.00% of the aggregate principal amount of the 2022 Notes outstanding. No additional Notes were tendered pursuant to the guaranteed delivery procedures described in the offer to purchase relating to the tender offers.

A copy of the press release, dated September 11, 2019, announcing the results of the tender offers is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Amphenol Corporation, dated September 11, 2019.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHENOL CORPORATION

Date: September 13, 2019	By:	/s/ Craig A. Lampo
Name: Craig A. Lampo
Title: Senior Vice President and Chief Financial Officer